UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 30, 2009

BONDS.COM GROUP, INC
(Exact name of registrant as specified in its charter)

Delaware	000-51076	38-3649127
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1515 S. Federal Highway
Suite 212
Boca Raton, FL 33432
 (Address of principal executive offices and Zip Code)

(561) 953-4353
 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 3.02 Unregistered Sales of Equity Securities.

Pursuant to the Offering described in Item 8.01 of this current report, we sold to the investors participating therein, Notes (as defined below) in an aggregate principal amount of $2,440,636 and we issued Warrants (as defined below) to these investors to purchase an aggregate of 1,627,114 shares of Common Stock at an initial exercise price of $0.46875 per share.

All of such securities offered and sold by us have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

The information provided in this current report is not an offer to sell nor is it a solicitation of an offer for the purchase of any of our securities and is intended to comply with Rule 135c of the Securities Act.

Item 8.01 Other Events.

As previously reported on Form 8-K Current Report filed with the Securities and Exchange Commission on September 29, 2008, we entered into a Secured Convertible Note and Warrant Purchase Agreement (the “Purchase Agreement”) with certain “accredited investors” (as such term is defined in Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”)) (the “Investors”).  The Purchase Agreement provided us with the ability to offer and sell up to: (i) 240 Units (as described below) in exchange for cash consideration of $25,000 per Unit and (ii) 57.625 Units in exchange for the conversion of the Existing Indebtedness (as defined below) at a conversion rate of $25,000 per Unit (the “Offering”).  Each “Unit” consists of a secured convertible note (each, a “Note”) of the Company in the principal amount of $25,000, and (ii) a warrant (each a “Warrant”) to acquire 16,667 shares of Common Stock at an exercise price of $0.46875 per share, subject to certain anti-dilution adjustments.  The Warrants may be exercised at anytime through and until September 24, 2013.

On December 1, 2008, we amended the Purchase Agreement pursuant to Amendment No. 1 to the Purchase Agreement (the “Purchase Agreement Amendment”).  The Purchase Agreement Amendment allowed us to make additional sales of Units through and until the earlier of (1) January 30, 2009 or (2) the date upon which all 297.625 Units have been sold.

On January 30, 2009, we consummated the final closing under the Purchase Agreement.  Pursuant to the Purchase Agreement we sold a total of 97.625 Units and raised aggregate gross proceeds pursuant to the Offering of $2,440,636, which resulted in our receipt of $1,000,000 of net cash proceeds after the application of an aggregate of $1,440,636 to the conversion of outstanding indebtedness payable to two (2) of the investors, Christopher D. Moody and Valhalla Investment Partners.

On February 3, 2009, we amended the Purchase Agreement and the Security Agreement (the “February Amendment”).  The February Amendment removed our subsidiary, Bonds.com, Inc., as a guarantor under the Purchase Agreement and as a provider of security interest under the Security Agreement with respect to the indebtedness evidenced by the Notes.

Item 9.01 Financial Statements and Exhibits.

(d)           Exhibits

Exhibit	Description

10.1	Bonds.com Group, Inc. Secured Convertible Note and Warrant Purchase Agreement dated September 24, 2008

10.2	Amendment dated December 1, 2008 to the Secured Convertible Note and Warrant Purchase Agreement

10.3	Form of Bonds.com Group, Inc. Secured Convertible Promissory Note

10.4	Bonds.com Group, Inc. Security Agreement dated September 24, 2008

10.5	Amendment dated February 3, 2009 to the Secured Convertible Note and Warrant Purchase Agreement and the Security Agreement

10.6	Form of Bonds.com Group, Inc. Common Stock Warrant

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:   February 5, 2009

BONDS.COM GROUP, INC.

By:	/s/ John J. Barry IV
John J. Barry IV Chief Executive Officer